SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 26, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 5. Other Events.

     On February 26, 2003, Terayon Communication Systems, Inc. (Terayon) announced the appointment of Arthur Taylor as Chief Financial Officer of the Terayon, and Terayon issued a press release announcing the appointment of Arthur Taylor as Chief Financial Officer, which release is attached as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release, dated as of February 26, 2003, entitled Terayon Appoints Arthur T. Taylor as Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Zaki Rakib

Zaki Rakib Chief Executive Officer

Date: February 27, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of February 26, 2003, entitled Terayon Appoints Arthur T. Taylor as Chief Financial Officer.